UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 14, 2026

VIVOS THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39796	81-3224056
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7921 Southpark Plaza, Suite 210, Littleton, Colorado 80120

(Address of principal executive offices) (Zip Code)

(866) 908-4867

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	VVOS	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Mutual Stock Purchase and Asset Exchange Agreement

On October 14, 2026, Vivos Therapeutics, Inc., a Delaware corporation (the “Company”), entered into a Mutual Stock Purchase and Asset Exchange Agreement (the “Agreement”) with SOD Sciences, Inc., a Florida corporation (“SOD”). SOD owns the ReBalU Protocol, a test/treat/retest platform, the architecture and related patent filings for a pseudohypoxia early-warning test (the “Test”), and has a marketing arrangement opportunity with American Health Associates (“AHA”), and a Memorandum of Understanding with Cleveland Clinic Weston.

Pursuant to the Agreement, at the closing under the Agreement (the “Closing”), which is expected to occur on October 15, 2026, the Company will issue to SOD 12,000 shares of a newly created series of the Company’s preferred stock designated “Series C Convertible Preferred Stock,” par value $0.0001 per share (the “Series C Preferred”), with a stated value of $1,000 per share and an aggregate stated value of $12,000,000, in exchange for (i) 2,907,338 shares of SOD common stock (the “SOD Shares”), representing at least eleven percent (11%) of SOD’s fully diluted capital stock immediately after the Closing, and (ii) an undivided fifty percent (50%) co-ownership interest in the Test and related intellectual property (the “Test Interest”), to be conveyed pursuant to an Assignment and Co-Ownership Agreement between the Company and SOD, in the form attached to the Agreement (the “Assignment Agreement”), described below.

No cash consideration will be paid by either party, and no placement agent, broker, or finder was used in connection with the transaction. To the Company’s knowledge, no officer, director, or substantial shareholder of the Company has any interest in SOD or in the consideration payable under the Agreement.

Terms of the Series C Preferred

The terms of the Series C Preferred are set forth in a Certificate of Designations of Series C Convertible Preferred Stock, in the form attached to the Agreement (the “Certificate of Designations”), which the Company will file with the Secretary of State of the State of Delaware at or before the Closing, creating a series of 12,000 authorized shares of Series C Preferred, par value $0.0001 per share. Under the Certificate of Designations, the Series C Preferred will rank pari passu with the Company’s Series A Convertible Preferred Stock and senior to the Company’s common stock with respect to dividend rights and rights upon liquidation, dissolution, or winding up; will bear no mandatory or cumulative dividend, with holders participating with the common stock on an as-converted basis in any dividends declared on the common stock, payable, at the Company’s election, in cash or in shares of common stock valued at the conversion price then in effect; and will not be redeemable, with no holder put right, no mandatory conversion into a cash-settleable instrument, and no cash-settlement feature of any kind.

Each share of Series C Preferred will be convertible, at the option of the holder, into the number of shares of common stock determined by dividing the stated value by the conversion price. The conversion price was fixed at the signing of the Agreement at $0.15 per share and is not subject to any price reset or other price-based adjustment; the conversion price and the number of shares issuable upon conversion adjust proportionally only for stock splits (including the Company’s pending reverse stock split), reverse stock splits, combinations, stock dividends, and similar events, so that the capped percentage of outstanding common stock issuable upon conversion is not increased by any such event. At the $0.15 conversion price, the Series C Preferred is convertible into up to 80,000,000 shares of common stock in the aggregate.

The Certificate of Designations contains (i) an exchange cap providing that the aggregate number of shares of common stock issuable upon conversion of the Series C Preferred may not exceed 19.99% of the shares of common stock outstanding immediately prior to the signing of the Agreement, unless and until the Company’s stockholders approve the issuance in excess of that cap for purposes of Nasdaq Listing Rule 5635(a); the cap is not waivable by the Company or any holder, and shares of common stock issued upon conversion under the cap are not entitled to vote on the approval proposal; and (ii) a beneficial ownership limitation prohibiting conversion to the extent the holder, together with its affiliates, would beneficially own in excess of 4.99% of the outstanding common stock, which the holder may increase to not more than 9.99% upon 61 days’ prior written notice. The Series C Preferred will vote with the common stock on an as-converted basis, subject to the lesser of the beneficial ownership limitation and the exchange cap, and carries no right to elect or designate directors and no board observer right. The Company will be required to reserve sufficient authorized but unissued shares of common stock to permit conversion in full, subject to the exchange cap.

Pursuant to the Agreement, the Company will include in the proxy statement for its stockholder meeting relating to the Company’s pending reverse stock split a proposal to approve, for purposes of Nasdaq Listing Rule 5635(a), the issuance of common stock upon conversion of the Series C Preferred in excess of the exchange cap, and the Company’s board of directors will recommend that stockholders approve the proposal. The Closing and the issuance of the Series C Preferred are not conditioned on stockholder approval.

The Agreement contains customary representations, warranties, and covenants of the parties, including representations of SOD regarding its capitalization, its title to the Test and related intellectual property, its financial condition, its channel relationships with AHA and Cleveland Clinic Weston, and the accuracy of the information SOD supplied to the Company and its valuation advisors. The representations and warranties survive the Closing for twelve months (with certain title and intellectual property representations in the Assignment Agreement surviving longer).

Under the Agreement, following the Closing the parties will negotiate and enter into (i) a joint marketing or distribution agreement (the “Joint Marketing Agreement”) governing SOD’s marketing of the Company’s testing and device products through the AHA and Cleveland Clinic Weston channels and the sharing of contribution margin on the Test, which must contain, at a minimum, agreed terms attached to the Agreement, including retention by the Company of 80% of the contribution margin on sales of Company products through those channels (with SOD receiving 20%) and a 50/50 sharing of contribution margin on all sales of the Test through any channel, and (ii) a separate agreement addressing marketing of the ReBalU Protocol to U.S. sleep-testing centers. If the Joint Marketing Agreement is not executed within 90 days after the Closing, either party may submit the unresolved terms to binding determination by an independent expert; pending execution, the agreed minimum terms govern the covered activities. SOD also agreed to a standstill on issuances of additional SOD equity through April 16, 2027 without the Company’s consent, coupled with a pro rata participation right designed to maintain the Company’s fully diluted ownership of SOD at not less than 11%, subject to a carve-out for new-hire incentive equity. In addition, SOD agreed to use reasonable best efforts to negotiate and enter into definitive agreements with American Health Associates and Cleveland Clinic Weston containing terms consistent in all material respects with the rights and economic arrangements described in the Agreement, and not to enter into any such definitive agreement on terms materially less favorable to the Company without the Company’s prior written consent.

The Company’s obligation to close is subject to, among other conditions: (a) receipt by the Company’s board of directors of an independent valuation opinion from a firm selected by the board, supporting the recording of $12,000,000 of stated value of the Series C Preferred in stockholders’ equity; (b) concurrence with management by the Company’s independent registered public accounting firm that the Series C Preferred will be classified in permanent stockholders’ equity and that the acquired assets will be recorded at fair value; (c) receipt of the written consent of Streeterville Capital, LLC, the holder of the Company’s Series B Convertible Preferred Stock, to the creation and issuance of the Series C Preferred (the “Streeterville Consent”); (d) submission by the Company of a Notification Form: Listing of Additional Shares to The Nasdaq Stock Market LLC (“Nasdaq”) with no outstanding objection; and (e) receipt of SOD’s required consents and closing deliverables, including certified resolutions of SOD’s board of directors and a shareholder confirmation letter confirming the Company’s record ownership of the SOD Shares, accompanied by an extract of SOD’s capitalization table. The Agreement may be terminated before the Closing by mutual written consent, by either party if the Closing has not occurred on or before October 15, 2026 (provided that this right is not available to a party whose breach was a principal cause of the failure to close by that date), by either party upon a final, non-appealable order prohibiting the Closing, or by either party upon a material breach by the other party that would cause a closing condition to fail. The Company will report the completion of the transaction, the filing of the Certificate of Designations, and the related unregistered issuance of the Series C Preferred in a subsequent Current Report on Form 8-K upon the Closing.

Assignment and Co-Ownership Agreement

At the Closing, the Company and SOD will enter into the Assignment Agreement, pursuant to which SOD will assign to the Company an undivided 50% interest in the Test and related intellectual property, including patent rights, patent applications, know-how, trade secrets, protocols, and data, free and clear of liens. The Company and SOD will hold the Test intellectual property as tenants in common. The Assignment Agreement provides for, among other things: a 50/50 sharing of all revenue and consideration from exploitation of the Test (including contribution margin on sales and all license and other exploitation revenue), reconciled quarterly; mutual consent rights over licenses and exclusive licenses; equal sharing of patent prosecution, maintenance, and defense costs, with step-in rights if a party elects not to participate or proposes to abandon a filing; covenants requiring each party to join enforcement actions as a party plaintiff upon request and mutual consent to settlements; recordation of the Company’s co-ownership interest with the U.S. Patent and Trademark Office; delivery by SOD of the know-how, protocols, validation data, and regulatory files comprising the Test intellectual property within 30 days after the Closing; mutual confidentiality and publication controls; a right of first refusal in favor of the Company on any transfer of SOD’s retained interest; and a buy-sell exit mechanism based on independently appraised fair market value. Improvements to the Test developed by SOD, or jointly, will be co-owned as part of the Test intellectual property; improvements developed solely by the Company, and the Company’s background intellectual property (including its at-home oxygen desaturation and recovery testing technology and oral appliance devices), remain solely the Company’s.

Streeterville Consent

Each party’s obligation to close is conditioned on the Company’s receipt of the Streeterville Consent, under which Streeterville Capital, LLC, in its capacities as holder of the Company’s Series B Convertible Preferred Stock and as lender under its outstanding note documents with the Company, will consent to the creation and issuance of the Series C Preferred and the issuance of the shares of common stock issuable upon conversion thereof, and will waive any default or other right that would otherwise arise solely by reason of the transaction.

The foregoing descriptions of the Agreement, the form of Assignment Agreement, and the form of Certificate of Designations are summaries, do not purport to be complete, and are qualified in their entirety by reference to the full text of the Agreement (including the exhibits thereto), a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference. The Agreement has been included to provide investors with information regarding its terms; it is not intended to provide any other factual information about the Company or SOD. The representations, warranties, and covenants contained in the Agreement were made only for purposes of that agreement and as of specific dates, were solely for the benefit of the parties thereto, may be subject to limitations agreed upon by the parties, including being qualified by confidential disclosure schedules, and may be subject to standards of materiality that differ from those applicable to investors. Investors should not rely on the representations, warranties, and covenants, or any descriptions thereof, as characterizations of the actual state of facts or condition of the Company, SOD, or any of their respective affiliates.

Item 7.01 Regulation FD Disclosure.

On October 15, 2026, the Company issued a press release announcing its entry into the Agreement, a copy of which is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information furnished pursuant to Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, and shall not be deemed incorporated by reference into any filing under the Securities Act, or the Exchange Act, as amended, except as expressly set forth by specific reference in such filing.

Item 8.01 Other Events.

Nasdaq Listing Rule 5550(b)(1) — Stockholders’ Equity

As previously disclosed, on April 22, 2026, the Company received a notice from the Listing Qualifications staff of Nasdaq indicating that the Company did not satisfy the minimum stockholders’ equity requirement of $2,500,000 for continued listing on The Nasdaq Capital Market under Nasdaq Listing Rule 5550(b)(1), and the Company thereafter submitted a plan to regain compliance.

The following unaudited pro forma condensed balance sheet information of the Company as of June 30, 2026, giving effect to the transaction described in Item 1.01 of this Current Report (including the issuance of the Series C Preferred, which the Company will classify in permanent stockholders’ equity, and the recording of the acquired assets), as if the transaction had been consummated on that date. The pro forma balance sheet evidences pro forma stockholders’ equity of approximately $8 million, reflecting the $12 million stated value all to investment in subsidiary and none to other assets pending completion of the purchase price allocation. The pro forma equity amount exceeds the $2,500,000 minimum stockholders’ equity requirement of Nasdaq Listing Rule 5550(b)(1) by $5.5 million.

The Company believes that, upon the Closing, it will have stockholders’ equity above the minimum requirement. No assurance can be given that the Closing will occur on October 15, 2026, that Nasdaq will concur that the Company has regained compliance, or that the Company will be able to maintain compliance with this or any other Nasdaq listing requirement.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the satisfaction of the closing conditions and the timing and occurrence of the Closing, the expected benefits of the transaction with SOD, the negotiation and execution of the Joint Marketing Agreement, the Sleep Center Agreement and the definitive channel agreements, the anticipated accounting treatment of the transaction, the Company’s compliance with Nasdaq continued listing requirements, the proposed reverse stock split, and the stockholder approval to be sought under Nasdaq Listing Rule 5635(a). Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially, including the risk that the closing conditions are not satisfied and the transaction does not close, that the anticipated benefits of the transaction are not realized, that the definitive post-closing agreements are not executed on the anticipated terms or at all, that the Company’s independent registered public accounting firm or Nasdaq reaches conclusions different from those anticipated, that stockholder approval is not obtained, and the other risks described in the Company’s filings with the Securities and Exchange Commission, including its most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. The Company undertakes no obligation to update forward-looking statements except as required by law.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Mutual Stock Purchase and Asset Exchange Agreement, dated as of October 14, 2026, by and between Vivos Therapeutics, Inc. and SOD Sciences, Inc. (including the forms of Assignment and Co-Ownership Agreement and Certificate of Designations of Series C Convertible Preferred Stock attached as exhibits thereto)*
99.1	Press Release dated October 15, 2026 (furnished, not filed)
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

* Certain exhibits and schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted exhibit or schedule to the Securities and Exchange Commission upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIVOS THERAPEUTICS, INC.

Dated: October 15, 2026	By:	/s/ Roman Franklin
	Name:	Roman Franklin
	Title:	Chief Financial Officer